EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Robinson Nugent, Inc. on Form S-8 of our report dated August 4, 2000, appearing in the Annual Report on Form 10-K of Robinson Nugent, Inc. for the year ended June 30, 2000.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Louisville, Kentucky
October 12, 2000